As filed with the Securities and Exchange Commission on November 6, 2002

Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE TALBOTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	41-1111318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Talbots Drive
Hingham, Massachusetts 02043
(Address of principal executive offices)

THE TALBOTS, INC. AMENDED AND RESTATED 1993 EXECUTIVE STOCK BASED INCENTIVE PLAN
(Full title of the Plan)

Richard T. O’Connell, Jr.
Senior Vice President, Legal and Real Estate, and Secretary
The Talbots, Inc.
One Talbots Drive
Hingham, Massachusetts 02043
(914) 934-8877
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

With a Copy to:
Warren J. Casey, Esq.
Pitney, Hardin, Kipp & Szuch LLP
P.O. Box 1945
Morristown, New Jersey 07962
(973) 966-6300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock,
no par value per share	300,000	$ 27.89	$ 8,367,000	$ 769.76

           (1)     Pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”) additional shares of Common Stock may be issuable pursuant to anti-dilution provisions of the Talbots, Inc. Amended and Restated 1993 Executive Stock Based Incentive Plan (the “Plan”).

           (2)     Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based on the average high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on October 31, 2002.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference.

     This Form S-8 is filed with the Securities and Exchange Commission (“Commission”) pursuant to General Instruction E to Form S-8. The contents of prior Registration Statement on Form S-8, filed with the Commission on June 5, 1998 (File No. 33-86040) is incorporated herein by reference.

     The additional 300,000 shares being registered pursuant to this Form S-8 constitute shares of The Talbots, Inc. (the “Company”) Common Stock which may be issued to satisfy awards granted under the Plan. An amendment to the Plan increasing by 300,000 the number of shares authorized for issuance under the Plan was approved by the Board of Directors of the Company on March 7, 2002 and by the shareholders of the Company on May 23, 2002.

     The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

1.	The Registrant’s Annual Report on Form 10-K for the year ended February 2, 2002 filed on April 22, 2002.

2.	The Registrant’s Current Report on Form 8-K filed on May 20, 2002.

3.	The Company’s Quarterly Report of Form 10-Q for the quarter ended May 4, 2002, filed on June 17, 2002.

4.	The Company’s Current Report on Form 8-K filed on August 1, 2002.

5.	The Company’s Current Report on Form 8-K filed on August 22, 2002.

6.	The Company’s Quarterly Report on Form 10-Q for the quarter ended August 3, 2002, filed on September 16, 2002.

7.	The Company’s Current Report on Form 8-K filed on September 16, 2002.

8.	The description of the Company’s Common Stock, $0.01 par value, contained in the Company’s Registration Statement on Form S-1 (No. 33-69082), which Registration Statement became effective November 18, 1993.

ITEM 8.	Exhibits.

5	Opinion of Pitney, Hardin, Kipp & Szuch LLP.

23.1	Consent of Deloitte &Touche LLP.

23.2	Consent of Pitney, Hardin, Kipp & Szuch LLP (included in Exhibit 5 hereto).

24	Power of Attorney (set forth on signature page of the Registration Statement).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the Town of Hingham, State of Massachusetts, on this 31st day of October, 2002.

THE TALBOTS, INC. By: EDWARD L. LARSEN —————————————— Edward L. Larsen Senior Vice President, Finance, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

     Each person whose signature to the Registration Statement appears below hereby appoints Arnold B. Zetcher and Edward L. Larsen, and each individually, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all subsequent amendments to the Registration Statement, which amendments may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

ARNOLD B. ZETCHER —————————— Arnold B. Zetcher	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	October 31, 2002

—————————— Toshiji Tokiwa	Director

—————————— Peter B. Hamilton	Director

ELIZABETH T. KENNAN —————————— Elizabeth T. Kennan	Director	October 31, 2002

—————————— Yoichi Kimura	Director

H. JAMES METSCHER —————————— H. James Metscher	Director	October 31, 2002

—————————— Motoya Okada	Director

SUSAN M. SWAIN —————————— Susan M. Swain	Director	October 31, 2002

ISAO TSURUTA —————————— Isao Tsuruta	Director	October 31, 2002

INDEX TO EXHIBITS

Exhibit No.	Description

5	Opinion of Pitney, Hardin, Kipp & Szuch LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Pitney, Hardin, Kipp & Szuch LLP (included in Exhibit 5 hereto).

24	Power of Attorney (set forth on signature page of the Registration Statement).